FOR IMMEDIATE RELEASE
BROADRIDGE DECLARES DIVIDEND

LAKE SUCCESS, N.Y., May 3, 2016 - Broadridge Financial Solutions, Inc. (NYSE:BR) announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share. The dividend is payable on July 1, 2016, to stockholders of record at the close of business on June 17, 2016.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR) is the leading provider of investor communications and technology-driven solutions for broker-dealers, banks, mutual funds and corporate issuers globally. Broadridge's investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 90% of public companies and mutual funds in North America, and processes on average $5 trillion in equity and fixed income trades per day. Broadridge employs approximately 7,400 full-time associates in 14 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact:
Brian S. Shipman, CFA
Head of Investor Relations
(516) 472-5129
BroadridgeIR@broadridge.com